UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 23, 2020

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12HM 12

Bermuda

(Address of principal executive offices, including Zip Code)

(441) 296-6395

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on July 23, 2020, shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on each of the proposals voted on at the meeting.

1.    The nominees for election to the Board were elected, each for a one-year term until the 2021 annual general meeting of shareholders, based upon the following votes:

	For	Against	Abstain	Broker Non- Votes
William Tudor Brown	511,399,596	40,020,314	522,291	63,344,396
Brad Buss	550,979,951	462,053	500,197	63,344,396
Edward Frank	521,350,028	14,428,477	16,163,696	63,344,396
Richard S. Hill	518,346,918	30,054,904	3,540,379	63,344,396
Bethany Mayer	543,900,780	7,484,804	556,617	63,344,396
Matthew J. Murphy	551,119,064	448,168	374,969	63,344,396
Michael Strachan	550,885,574	483,476	573,151	63,344,396
Robert E. Switz	494,297,978	57,140,830	503,393	63,344,396

With respect to the election of each director, an “abstain” vote had the same effect as an “against” vote.

2.    The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
241,650,376	309,537,451	754,374	63,344,396

3.    The proposal to appoint Deloitte & Touche LLP as the Company’s auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of the Company’s board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 30, 2021, was approved based upon the following votes:

For	Against	Abstain
613,120,733	1,369,512	796,352

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 29, 2020
MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Chief Administration and Legal Officer and Secretary